UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	84-1642470
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1833 Alton Parkway Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-118253

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, par value $0.001 per share, is incorporated by reference herein in the section entitled “Description of Stock” contained in the Registrant’s registration statement on Form S-11 initially filed with the Securities and Exchange Commission on August 13, 2004 (Registration No. 333-118253) as amended (the “Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information related to the Registrant’s Common Stock, par value $0.001 per share, under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.

Item 2.	Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 8, 2005	ECC CAPITAL CORPORATION

	By:	/s/ JOHN KONTOULIS
	Name:	John Kontoulis
	Title:	Executive Vice President and Director of Strategic Planning